Exhibit 21.1

Subsidiaries

The following are the wholly owned and controlled, directly or indirectly, subsidiaries of CleanSpark, Inc., as at September 30, 2024 unless otherwise noted below, and the states in which they are organized. The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Jurisdiction
ATL Data Centers LLC	Georgia
CleanBlok, Inc.	Georgia
CleanSpark DW, LLC	Georgia
CleanSpark GLP, LLC	Georgia
CleanSpark HQ, LLC	Nevada
CSRE Properties, LLC	Georgia
CSRE Properties Norcross, LLC	Georgia
CSRE Properties Washington, LLC	Georgia
CSRE Properties Sandersville, LLC	Georgia
CSRE Properties Dalton, LLC	Georgia
CSRE Property Management Company, LLC	Georgia
CleanSpark MS, LLC	Mississippi
CSRE Properties Mississippi, LLC	Mississippi
CSRE Properties Vicksburg, LLC	Mississippi
MS Data, LLC	Mississippi
Clinton16.5, LLC	Mississippi
CleanSpark WY, LLC	Wyoming
CSRE Properties Wyoming, LLC	Wyoming
CleanSpark TN, LLC	Tennessee
CSRE Properties Tennessee, LLC	Tennessee
Campbell Junction Technologies LLC	Tennessee
Jellico Technologies LLC*	Tennessee
Decatur Technologies LLC	Tennessee
Tazewell Technologies LLC	Tennessee
West Crossville Technologies LLC*	Tennessee
Oneida Technologies LLC	Tennessee
Winfield Technologies LLC	Tennessee
GRIID Infrastructure Inc.*	Delaware
GRIID Holdco LLC*	Delaware
Red Dog Technologies LLC*	Delaware
GIB Compute LLC*	Delaware
Union Data Diner LLC*	Delaware
Jackson Data LLC*	Delaware
Tullahoma Data LLC*	Delaware
LaFollette Data LLC*	Delaware
Data Black River LLC*	Delaware
Ava Data LLC*	Delaware
Avalon Data LLC*	Delaware
Badin Data LLC*	Delaware
Rutledge Development & Deployment LLC*	Delaware

An * indicates that this entity was acquired after September 30, 2024, but prior to the date of this report.